UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2007

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13582	51-0363307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, NC	28027
(Address of Principal Executive Offices)	(Zip Code)

(704) 455-3239

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 30, 2007, Speedway Motorsports, Inc. (the “Company”) entered into a Stock Purchase Agreement with Robert P. Bahre and Gary G. Bahre (the “Agreement”) to purchase one-hundred percent of the issued and outstanding stock of the company New Hampshire Speedway, Inc. (the “Speedway”), for cash in the amount of $340,000,000 (the “Purchase Price”). The Speedway owns and operates the New Hampshire International Speedway which in 2007 hosted two NASCAR Nextel Cup Series races, and has sanction agreements to host two NASCAR Sprint Cup Series races in 2008, among other events. The Nextel Cup Series was re-named the Sprint Cup Series effective in 2008. Closing on the Agreement is subject to expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Company expects to use available cash and/or borrowing under its May 16, 2003 Credit Agreement, as amended, to fund the Purchase Price.

Item 8.01.	Other Events.

On November 2, 2007, the Company issued a press release announcing the execution of the Agreement described above.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description
99.1	Press Release dated November 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.
(Registrant)

Date: November 2, 2007	By:	/s/ William R. Brooks
William R. Brooks
Executive Vice President and Chief Financial Officer